BY-LAWS

OF

GLADSTONE ALTERNATIVE INCOME FUND

(a Delaware Statutory Trust)

adopted October 1, 2024

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ARTICLE I

Definitions

The terms “By-Laws,” “1940 Act,” “Delaware Act,” “Shareholder,” “Shares,” “Trust,” “Trustees,” and “Trust Property,” have the meanings given them in the Amended and Restated Declaration and Agreement of Trust (the “Declaration”) of Gladstone Alternative Income Fund, effective as of October 1, 2024, as amended from time to time.

ARTICLE II

Offices and Seal

Section 2.1. Principal Office. The principal office of the Trust shall be located in McLean, Virginia.

Section 2.2. Other Offices. The Trust may establish and maintain such other offices and places of business within or without the State of Delaware as the Trustees may from time to time determine.

ARTICLE III

Shareholders

Section 3.1. Meetings. No annual meetings of the Shareholders are required to be held. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business may be held when authorized or required by the Declaration.

Section 3.2. Place of Meeting. All Shareholders’ meetings shall be held (i) at such place within or without the State of Delaware or (ii) virtually in a manner consistent with Section 3806(f) of the Delaware Act, in each case, as the Trustees shall designate.

Section 3.3. Notice of Meetings. Notice of all Shareholders’ meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail or, to the extent permitted by law, by electronic mail (“e-mail”) or other electronic transmission, as defined in the Delaware Statutory Trust Act (the “DSTA”), to each Shareholder entitled to notice of and to vote at such meeting at such Shareholder’s address of record on the register of the Trust or e-mail address or other address for electronic transmissions, if available. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or, to the extent permitted by law, by e-mail or other electronic transmission, as defined in the DSTA, to the Trust’s principal office. Such notice shall be given at least 10 days and not more than 120 days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, or sent by e-mail or other electronic transmission, as applicable. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or their attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

Section 3.4. Shareholders Entitled to Vote. If, pursuant to Section III.9 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders’ meeting, each Shareholder entitled to vote in accordance with the applicable provisions of the Declaration shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in such Shareholder’s name on the register of the Trust at the time of determining net asset value on such record date. If the Declaration or the 1940 Act requires that Shares be voted by series or class, each Shareholder shall only be entitled to vote, in person or by proxy, each Share or fraction thereof of such series or class standing in such Shareholder’s name on the register of the Trust at the time of determining net asset value on such record date. If no record date has been fixed for the determination of Shareholders entitled to notice of and to vote at a Shareholders’ meeting, such record date shall be at the close of business on the day on which notice of the meeting is mailed or sent by e-mail or other electronic transmission, as applicable, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 3.5. Quorum. The presence at any Shareholders’ meeting, in person or by proxy, of Shareholders entitled to cast forty percent (40%) of the votes thereat shall be a quorum for the transaction of business, unless applicable law or the Declaration requires a larger number.

Section 3.6. Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time provided that no meeting shall be adjourned for more than six months beyond the originally scheduled meeting date. In addition, any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the chair of the meeting or the Trustees to another date and time provided that no meeting shall be adjourned or postponed for more than six months beyond the originally scheduled meeting date. Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees in their sole discretion without the necessity of further notice.

Section 3.7. Proxies. Shares may be voted in person or by proxy. Any Shareholder may give authorization by telephone, facsimile, or by electronic transmission for another person to execute their proxy. When any Share is held jointly by several persons, any one of them may vote at any meeting, in person or by proxy, in respect of such Share unless at or prior to exercise of the vote, the Trustees receive a specific written notice to the contrary from any one of them. If more than one such joint owners shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

Section 3.8. Inspection of Records. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees.

Section 3.9. Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing (including by electronic transmission) without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 120 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section III.4, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

ARTICLE IV

Meetings of Trustees

Section 4.1. Regular Meetings. The Trustees from time to time shall provide by resolution for the holding of regular meetings for the election of officers and the transaction of other proper business and shall fix the place and time for such meetings to be held (i) within or without the State of Delaware or (ii) virtually in a manner consistent with applicable law.

Section 4.2. Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chair of the Board of Trustees of the Trust (the “Board”), the President (or, in the absence or disability of the President, by any Vice President), the Chief Financial Officer, the Secretary or two or more Trustees, at the time and place (i) within or without the State of Delaware or (ii) virtually in a manner consistent with applicable law, as specified in the respective notices or waivers of notice of such meetings.

Section 4.3. Notice. No notice of regular meetings of the Trustees shall be required except as required by the 1940 Act. Notice of each special meeting shall be mailed to each Trustee, at the Trustee’s residence or usual place of business, at least one day before the day of the meeting, or shall be directed to the Trustee at such place by telegraph, telecopy or cable, or shall be sent to the Trustee’s usual or last known e-mail address or other address for electronic transmissions by e-mail or other electronic transmission, as applicable, or be delivered to the Trustee personally, at least twenty-four hours before the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided by these By-Laws or by statute. No notice of adjournment of a meeting of the Trustees to another time or place need be given if such time and place are announced at such meeting.

Section 4.4. Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

Section 4.5. Adjournment and Voting. At all meetings of the Trustees, a majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these By-Laws.

Section 4.6. Compensation. Each Trustee may receive such remuneration for their services as such as shall be fixed from time to time by resolution of the Trustees.

Section 4.7. Quorum. The presence of one-third of the total number of Trustees authorized at a meeting shall constitute a quorum for the transaction of business, but in no case shall a quorum be less than two Trustees.

Section 4.8. Action Without a Meeting. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, pursuant to the applicable provisions of the Declaration and Section 3806 of the DSTA, the Trustees may take any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof without a meeting, if (i) a consent thereto is given in writing (including by electronic transmission) by a majority of the Trustees or Members of such committee, as the case may be, and (ii) such consent is filed with the records of the meetings. Consistent with the Declaration and Section 3806 of the DSTA, a consent given by electronic transmission by a Trustee or by a person or persons authorized to act for a Trustee shall be deemed to be written and signed.

ARTICLE V

Executive Committee and Other Committees

Section 5.1. How Constituted. The Trustees may, by resolution, designate one or more committees, each consisting of at least one Trustee. The Trustees may, by resolution, designate one or more alternate members of any committee to serve in the absence of any member or other alternate member of such committee. Each member and alternate member of a committee shall be a Trustee and shall hold office at the pleasure of the Trustees. If an Executive Committee is designated by the Trustees, its members shall include at least one of the Chair of the Board and the President, and may include both the Chair and the President.

Section 5.2. Powers of the Executive Committee. Unless otherwise provided by resolution of the Trustees, the Executive Committee, if designated by the Trustees, shall have and may exercise all of the power and authority of the Trustees, provided that the power and authority of the Executive Committee shall be subject to the limitations contained in the Declaration.

Section 5.3. Other Committees of Trustees. To the extent provided by resolution of the Trustees, other committees shall have and may exercise any of the power and authority that may lawfully be granted to the Executive Committee.

Section 5.4. Proceedings, Quorum and Manner of Acting. In the absence of appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member or alternate member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member or alternate member.

Section 5.5. Other Committees. The Trustees may appoint other committees, each consisting of one or more persons who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

ARTICLE VI

Chair of the Board; Officers

Section 6.1. General. The Board may designate a Chair of the Board (the “Chair”). The position of Chair of the Board shall not be that of an officer of the Trust. The designated officers of the Trust shall be a Chief Executive Officer, President, a Secretary, a Chief Financial Officer, a Chief Compliance Officer, a Treasurer and may include one or more Vice Presidents (one or more of whom may be Executive Vice Presidents), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section VI.11 of this Article VI.

Section 6.2. Election, Term of Office and Qualifications. The Chair of the Board and the designated officers of the Trust (except those appointed pursuant to Section VI.11) shall be elected by the Trustees at any regular or special meeting of the Trustees. Except as provided in Sections VI.3 and VI.4 of this Article VI, the Chair of the Board and the officers elected by the Trustees each shall hold office until their respective successors shall have been chosen and qualified. Any two such positions, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law to be executed, acknowledged or verified by any two or more officers. The Chair of the Board shall be selected from among the Trustees and may hold such position only so long as they continue to be Trustees. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3. Resignations and Removals. The Chair of the Board or any officer may resign their position at any time by delivering a written resignation to the Trustees, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any person may be removed from such position with or without cause by the vote of a majority of the Trustees at any regular meeting or any special meeting. Except to the extent expressly provided in a written agreement with the Trust, no person resigning and no person removed shall have any right to any compensation for any period following their resignation or removal or any right to damages on account of such removal.

Section 6.4. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting or, in the case of any office created pursuant to Section VI.11 of this Article VI, by any officer upon whom such power shall have been conferred by the Trustees.

Section 6.5. Chair of the Board. The Chair of the Board shall preside at all meetings of the Trustees. Subject to the supervision of the Trustees, the Chair shall have general charge of the business of the Trust, the Trust Property and the officers, employees and agents of the Trust. The Chair shall have such other powers and perform such other duties as may be assigned to them from time to time by the Trustees.

Section 6.6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Trust. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a Delaware corporation, including general supervision, direction and control of the business and supervision of other officers of the Trust. The Chief Executive Officer shall exercise such other powers and perform such other duties as from time to time may be assigned to them by the Trustees.

Section 6.7. President. The President shall be the chief operating officer of the Trust. At the request of or in the absence or disability of the Chair of the Board, the President shall in general exercise the powers and perform the duties of the Chair of the Board. Subject to the supervision of the Trustees and such direction and control as the Chair of the Board may exercise, they shall have general charge of the operations of the Trust and its officers, employees and agents. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to them by the Trustees.

Section 6.8. Vice President. The Trustees may, from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Executive Vice President (or, if there are two or more Executive Vice Presidents, the senior in length of time in office or if there is no Executive Vice President in the absence of both the President and any Executive Vice President, the Vice President who is senior in length of time in office of the Vice Presidents present and able to act) may perform all the duties of the President.

Section 6.9. Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, they shall have general supervision of the funds and property of the Trust and of the performance by the custodian appointed pursuant to Section III.1 (paragraph (s)) of the Declaration of its duties with respect thereto. The Chief Financial Officer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and they shall in general perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to them by the Trustees.

The Treasurer or any Assistant Treasurer may perform such duties of the Chief Financial Officer as the Chief Financial Officer or the Trustees may assign. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer. In the absence of the Chief Financial Officer and the Treasurer, any Assistant Treasurer may perform all duties of the Chief Financial Officer. The Treasurer or any Assistant Treasurer may perform such duties of the Chief Financial Officer as the Chief Financial Officer or the Trustees may assign. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer.

Section 6.10. Chief Compliance Officer. Subject to the ultimate control of the Trust by the Trustees, the Chief Compliance Officer of the Trust shall be responsible for the design, oversight and periodic review of the Trust’s procedures for compliance with applicable Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer shall be subject to approval by the Trustees as contemplated by Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the President or by these By-Laws.

Section 6.11. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in one or more books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the register of Shares and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. The Secretary shall perform such other duties as appertain to their office or as may be required by the Trustees.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Trustees may assign, and, in the absence of the Secretary, they may perform all the duties of the Secretary.

Section 6.12. Subordinate Officers. The Trustees from time to time may appoint such other subordinate officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more of the Chair of the Board, officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

ARTICLE VII

Execution of Instruments; Voting of Securities

Section 7.1. Execution of Instruments. All deeds, documents, transfers, contracts, agreements, requisitions, orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Trust, and any other instruments requiring execution either in the name of the Trust or the names of the Trustees or otherwise may be signed by the Chair, the President, a Vice President, the Secretary, the Chief Executive Officer, the Chief Financial Officer, Treasurer or an Assistant Treasurer, or as the Trustees may otherwise, from time to time, authorize, provided that instructions in connection with the execution of portfolio securities transactions may be signed by one such person. Any such authorization may be general or confined to specific instances.

Section 7.2. Voting of Securities. Unless otherwise ordered by the Trustees, the Chair, the Chief Executive Officer, President or any Vice President shall have full power and authority on behalf of the Trustees to attend and to act and to vote, or in the name of the Trustees to execute proxies to vote, at any meeting of stockholders of any company in which the Trust may hold stock. At any such meeting such person shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VIII

Fiscal Year; Accountants

Section 8.1. Fiscal Year. The fiscal year of the Trust shall be established, re-established or changed from time-to-time by resolution of the Trustees.

Section 8.2. Accountants. (a) The Trustees shall employ a public accountant or a firm of independent public accountants as their accountant to examine the accounts of the Trust and to sign and certify at least annually financial statements filed by the Trust. The accountant’s certificates and reports shall be addressed both to the Trustees and to the Shareholders.

(b)  Any vacancy occurring due to the death or resignation of the accountant may be filled at a meeting called for the purpose by the vote, cast in person, of a majority of those Trustees who are not Interested Persons of the Trust.

ARTICLE IX

Amendments; Compliance with 1940 Act

Section 9.1. Amendments. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Section 9.2. Compliance with 1940 Act. No provision of these By-Laws shall be given effect to the extent inconsistent with the requirements of the 1940 Act.